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MIDSOUTH BANCORP, INC.
DECLARES REGULAR DIVIDEND

LAFAYETTE, LA., October 25, 2011/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc.(“MidSouth”) (NYSE Amex: MSL),  announced a cash dividend was declared in the amount of seven cents ($.07) per share to be paid on its common stock on January 3, 2012 to shareholders of record on December 15, 2011.

About MidSouth Bancorp, Inc.
MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.2 billion as of September 30, 2011. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank has 39 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs. More corporate information is available at www.midsouthbank.com